SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
AUGME TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-0122076
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

43 West 24th Street, 11th Floor New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Stock Option Agreement dated June 8, 2010 issued to Paul R. Arena
Stock Option Agreement dated June 24, 2010 issued to Anthony Iacavone
Stock Option Agreement dated June 24, 2010 issued to Amanda Vitta
Stock Option Agreement dated June 24, 2010 issued to David Apple
Stock Option Agreement dated June 24, 2010 issued to Damien Carillo
Stock Option Agreement dated June 24, 2010 issued to Deborah Hughes
Stock Option Agreement dated June 24, 2010 issued to Deborah Saxer
Stock Option Agreement dated June 24, 2010 issued to Francesca Romano
Stock Option Agreement dated June 24, 2010 issued to Holly Patrick
Stock Option Agreement dated June 24, 2010 issued to Jim Crawford
Stock Option Agreement dated June 24, 2010 issued to Joshua Paugh
Stock Option Agreement dated June 24, 2010 issued to Jacob Paugh
Stock Option Agreement dated June 24, 2010 issued to Katie Kiehl
Stock Option Agreement dated June 24, 2010 issued to Nathaniel Bradley
Stock Option Agreement dated June 24, 2010 issued to Sean Bradley
Stock Option Agreement dated June 24, 2010 issued to Taylor Burton
Stock Option Agreement dated June 17, 2010 issued to Mark Baker
Stock Option Agreement dated June 8, 2010 issued to Todd E. Wilson
Stock Option Agreement dated June 8, 2010 issued to John Devlin, Jr.
Stock Option Agreement dated June 8, 2010 issued to Shelly Meyers
Stock Option Agreement dated August 12, 2010 issued to Phillip Rapp
Stock Option Agreement dated June 24, 2010 issued to David Ide
Stock Option Agreement dated October 24, 2006 issued to David Ide
Stock Option Agreement dated June 10, 2010 issued to Jose Cornejo
Stock Option Agreement dated June 17, 2010 issued to Jim Lawson

(Full title of the plan)

Paul R. Arena 43 West 24th Street, 11th Floor New York, New York 10010
(Name and address of agent for service)
(800) 825-8135
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated file or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock	4,620,000	$2.65	$12,427,800	$872.93

(1) This Registration Statement shall also cover any additional shares of common stock which become issuable under the various plans listed above by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of registrant’s common stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, based on the last sale price of the registrant’s common stock as reported by the OTCBB on October 15, 2010.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424 in accordance with the Note to Part I of Form S-8.  These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

CONTROL SECURITIES REOFFER PROSPECTUS

The material which follows constitutes a prospectus prepared in accordance with the applicable requirements of Part I of Form S-3 and General Instruction C to Form S-8, to be used in connection with reoffers and resales of control securities acquired from Augme Technologies, Inc. by the persons listed as selling shareholders.

PROSPECTUS

AUGME TECHNOLOGIES, INC.

1,003,045 SHARES OF COMMON STOCK

This prospectus relates to the proposed resale from time to time of up to 1,003,045 shares of common stock by the selling shareholders whose names are set forth in this prospectus.

We will not receive any of the proceeds from the sale of these securities by the selling shareholders.  However, if all of the options held by the selling shareholders were exercised in order to purchase the shares of common stock registered under this registration statement, we would receive total proceeds of $889,045.

Our common stock currently is listed on the OTC Bulletin Board under the symbol “AUGT”.  On October 15, 2010, the last sale price of our common stock was $2.65.

An investment in our securities involves a high degree of risk.  You should purchase our securities only if you can afford a complete loss of your investment.  See “Risk Factors” beginning at page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is October 21, 2010.

Table of Contents

Summary of Our Business	2
Risk Factors	2
Use of Proceeds	4
Selling Shareholders and Plan of Distribution	4
Description of Securities to be Registered	6
Disclosure of Commission Position on Indemnification	6
For Securities Act Liabilities	6
Where You Can Find More Information	8
Experts	8

SUMMARY OF OUR BUSINESS

Founded in 1999, Augme Technologies, Inc. provides Internet applications and services based upon marketing driven technology platforms that enhance the delivery of marketing communications through intelligent distribution to all Internet-enabled devices.  We own the “Method and System for Adding Function to a Webpage” portfolio of patents, which cover technical processes and methods which are an indispensable component of behavioral targeting – the automatic provision of customized content to individuals based on information such as past web activity, personal preferences, geography, or demographic data.  Our platforms enable Internet video broadcasting, Internet advertising, and mobile marketing – all aimed at increasing marketing return on investment or monetizing audio and video content delivery to Internet-enabled devices.

Our corporate offices are located at 43 West 24th Street, 11th Floor, New York, New York 10010.  Our telephone number is 800-825-8135.  Our website is located at www.augme.com.  Information on our website is not a part of this prospectus.

RISK FACTORS

An investment in our securities is very speculative and involves a high degree of risk.  You should carefully consider the following risk factors, along with the other matters referred to in this prospectus, including our filings with the Securities and Exchange Commission that are incorporated into this prospectus by reference, before you decide to acquire our securities.  If you decide to acquire our securities, you should be able to afford a complete loss of your investment.

We have a history of losses and negative cash flows from operations and we may not be profitable in the future.

We had a loss of $1,956,340 for the quarter ended August 31, 2010, a loss of $8,378,499 for the fiscal year ended February 28, 2010, and a loss of $5,325,510 for the fiscal year ended February 28, 2009. We had an accumulated deficit at August 31, 2010 of $31,168,847. Our ability to generate positive cash flows from operations and net income is dependent, among other things, on the acceptance of our products in the marketplace, market conditions, cost control, and our ability to raise capital on acceptable terms. The financial statements included elsewhere in this document do not include any adjustments that might result from the outcome of these uncertainties. Furthermore, developing and expanding our business will require significant additional capital and other expenditures. Accordingly, if we are not able to increase our revenue, then we may never achieve or sustain profitability.

We will need to receive additional capital to continue our operations.

We are likely to need financing from time-to-time in order to continue our operations.  Financing may not be available to us when we need it.

We anticipate that we will need additional financing to continue our operations from time-to-time.  Financing may not be available to us on commercially reasonable terms, if at all, when we need it. There is no assurance that we will be successful in raising additional capital or that the proceeds of any future financings will be sufficient to meet our future capital needs.

The trading price of our common stock is subject to wide fluctuations.  We are also subject to the “penny stock rules”.  Both of these factors make any investment in our securities risky.

The trading price of our common stock is, and it may continue to be, subject to wide fluctuations in response to business or other factors, many of which are beyond our control. As long as the trading price of our common shares is below $5 per share, the trading of our common shares will be subject to the “penny stock” rules.  Both of these factors make any investment in our securities risky.

We have had management changes beginning in June 2010.  We cannot assure you that our new management has the ability to function as a team.

In June 2010 our Chief Executive Officer was replaced and since that date other officers and directors have resigned or been replaced. There can be no assurance that our new management team will function together successfully to implement our business strategy. Our performance is dependent on the services of our management as well as on our ability to recruit, retain and motivate other key employees in the fields of engineering, marketing and finance.

Future advertising and competition in the mobile device market may render our technology obsolete.  If that were to happen, it would have a material, adverse affect on our business and results of operations.

Newer technology may render our technology obsolete which would have a material, adverse affect on our business and results of operations. We may also be required to collaborate with third parties to develop our products and may not be able to do so on a timely and cost-effective basis, if at all.

Information technology, network and data security risks could harm our business.

Our business faces security risks. Our failure to adequately address these risks could have an adverse effect on our business and reputation. Computer viruses, break-ins, or other security problems could lead to misappropriation of proprietary information and interruptions, delays, or cessation in service to our customers.

We rely on third parties to provide services to us.  If we were to lose the services of these providers, we may not be able to find other providers who are as cost effective.  This could harm our business and our results of operations.

We rely on certain technology services provided to us by third parties, and there can be no assurance that these third party service providers will be available to us in the future on acceptable commercial terms or at all.  If we were to lose one or more of these service providers, we may not be able to replace them in a cost effective manner, or at all.  This could harm our business and our results of operations.

Investment in technological innovation and regulatory oversight.

If we fail to invest sufficiently in research and product development, then our products could become less attractive to potential customers, which could have a material adverse affect on our results of operations and financial condition.

New laws or regulations could adversely affect our business.

A number of laws and regulations may be adopted with respect to the Internet or other mobile phone services covering issues such as user privacy, “indecent” materials, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Adoption of any such laws or regulations might impact our ability to deliver increasing levels of technological innovation and will likely add to the cost of making our products, which would adversely affect our results of operations.

USE OF PROCEEDS

We will not receive any of the proceeds from this offering.  If the selling shareholders were all to exercise their options to acquire the common stock sold pursuant to this resale prospectus, we would receive proceeds in the amount of $889,045.

SELLING SHAREHOLDERS AND PLAN OF DISTRIBUTION

All of the common stock registered for sale under this prospectus will be owned prior to the offer and sale of such shares by our current or former employees, officers, directors, consultants and/or advisors (the “selling shareholders”).  The names of the selling shareholders are set forth below.

We are registering the common stock covered by this prospectus for the selling shareholders.  As used in this prospectus, “selling shareholders” includes the pledgees, donees, transferees or others who may later hold the selling shareholders’ interests.  We will pay the costs and fees of registering the common shares, but the selling shareholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the common stock.

The selling shareholders may sell their common stock by means of this prospectus and any applicable prospectus supplement or they may decide to sell them by other means, including pursuant to Rule 144, however they are not obligated to sell their common stock at all.  The selling shareholders may sell their common stock from time to time in one or more types of transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through put or call option transactions relating to the common stock, through short sales of common stock, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such market prices, at negotiated prices, or at fixed prices.  The selling shareholders may sell their common stock directly to purchasers, in private transactions, or through agents, underwriters or broker-dealers.  The selling shareholders will pay any applicable underwriting discounts, selling commissions and transfer taxes.  We will pay all other expenses incident to the registration of the common stock.  The selling shareholders and any broker-dealers, agents or underwriters that participate in the distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any commission received by them and any profit on the resale of the common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Additional information related to the selling shareholders and the plan of distribution may be provided in one or more supplemental prospectuses.

The following table sets forth the names of the selling shareholders who may sell their shares pursuant to this prospectus.  The selling shareholders have, or within the past three years have had, positions, offices or other material relationships with us or with our predecessors or affiliates.  The following table also sets forth certain information as of the date of this prospectus, to the best of our knowledge, regarding the ownership of our common stock by the selling shareholders and as adjusted to give effect to the sale of all the common stock offered by the selling shareholders pursuant to this prospectus.

We have determined the percentage owned after the offering in accordance with the rules of the Securities and Exchange Commission.  Under these rules, beneficial ownership generally includes voting or investment power over securities.  The number of shares shown as beneficially owned in the table below are calculated pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934.  Under Rule 13d-3(d)(1), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

Selling Shareholder	Shares held before the Offering	Shares being Offered	Shares held after the Offering	Percentage Owned after the Offering(1)
Paul R. Arena	729,167(2)	603,045(3)	126,122	*
David Ide	2,270,385(4)	400,000	1,870,385	3.1%
Total	2,999,552	1,003,045	1,996,507	3.1%

* Less than 1%.

(1) Based on 60,304,453 shares of our common stock that were outstanding on October 15, 2010.
(2)Mr. Arena owns 50,000 shares and has 666,667 options that are vested and exercisable within 60 days.  Also, Mr. Arena has 12,500 warrants that are vested and exercisable within 60 days.
(3) These shares represent a portion of an option to purchase 2,000,000 shares of our common stock that was granted to Mr. Arena on June 8, 2010.  The right to exercise the option as to the purchase of 666,667 shares of common stock has vested.  The right to exercise the option as to the purchase of the remaining 1,333,333 shares as of the date of the Registration Statement of which this prospectus is a part.  Pursuant to general instruction C.2 to Form S-8, Mr. Arena may not sell more than the amount specifiedin Rule 144(e) during any 3 month period.
(4) Mr. Ide owns 1,395,395 shares and has 875,000 options that are vested and exercisable within 60 days. Also, Mr. Ide owns 380,902 warrants that are vested and exercisable within 60 days.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders.  There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50 percent of the shares voted for the election of directors can elect all of the directors.  The board of directors is divided into 3 classes designated as Class I, Class II and Class III.  Each Class is elected for a term of 3 years.  The affirmative vote of 66 2/3% of the voting power is required for adoption, amendment or repeal of Sections 2.2 (Annual Meeting) and 2.3 (Special Meeting) of our bylaws.  The holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available.  In the event of liquidation, dissolution or winding up of our business, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock.  Holders of our common stock may not take action by written consent.  Any director, or the entire board of directors, may be removed with cause by the affirmative vote of a majority of the then-outstanding voting power and without cause by the affirmative vote of 66 2/3% of the then-outstanding voting power.  The affirmative vote of 66 2/3% of the then-outstanding voting power is also required to alter, amend or repeal Articles Seven and Nine of our Certificate of Incorporation.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We are subject to the laws of Delaware on corporate matters, including its indemnification provisions.  Section 145 of the General Corporation Law of Delaware (the “GCL”) provides that Delaware corporations are empowered, subject to certain procedures and limitations, to indemnify any person against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding (including a derivative action) in which such person is made a party by reason of his being or having been a director, officer, employee, or agent of the company (each, an “Indemnitee”); provided that the right of an Indemnitee to receive indemnification is subject to the following limitations: (i) an Indemnitee is not entitled to indemnification unless he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful, and (ii) in the case of a derivative action, an Indemnitee is not entitled to indemnification in the event that he is judged to be liable to the company (unless and only to the extent that the court determines that the Indemnitee is fairly and reasonably entitled to indemnification for such expenses as the court deems proper).  The statute provides that indemnification pursuant to our provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders, or disinterested directors, or otherwise.

Pursuant to Article Eight of our Certificate of Incorporation (“Article Eight”), we are authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents (and any other persons to which Delaware law permits us to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the GCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to action for breach of duty to us, our stockholders and others.

Article Eight also states that our directors shall not be personally liable to us or any stockholder for monetary damages for breach of fiduciary duty as a director, except of any matter in respect of which such director shall be liable under Section 174 of the GCL or shall be liable because the director (1) shall have breached his duty of loyalty to us or our stockholders, (2) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or (3) shall have derived an improper personal benefit.  Article Eight further states that the liability of our directors shall be eliminated or limited to the fullext extent permitted by the GCL, as amended.

Under Article Eight and Article 6 of our bylaws, any person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action suit or proceeding, whether civil, cirminal, administrative or investigative, including any appeal therefrom, by reason of the fact that he is or was a director or officer of ours or was serving at our request as a director or officer of another entity or enterprise (including any subsidiary), shall be indemnified and held harmless by us and we are required to advance all expenses incurred by such person in defense of any such proceeding prior to its final determination, to the fullest extent authorized by the GCL.  These rights are not exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement on Form S-8 that we filed with the Securities and Exchange Commission (the “SEC”).  We omitted certain information in the Registration Statement from this prospectus in accordance with the rules of the SEC.  We file our annual, quarterly and current reports and other information with the SEC.  You can inspect and, if you pay the appropriate fees, copy the Registration Statement as well as reports and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room.  We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC’s website at http://www.sec.gov.

The following documents are hereby incorporated by reference into this prospectus:

(a)           The Annual Report on Form 10-K for the fiscal year ended February 28, 2010, filed with the SEC on June 1, 2010, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed;

(b)           The Quarterly Reports on Form 10-Q for the quarters ended May 31, 2010, filed by us with the SEC on July 29,2010 and August 31, 2010, filed by us with the SEC on October 13, 2010; and

(c)           The Current Reports on Form 8-K filed by us with the SEC on March 3, 2010, April 1, 2010, April 22, 2010, May 20, 2010, May 27, 2010, June 14, 2010, June 22, 2010 (as amended on June 23, 2010), July 9, 2010, August 18, 2010, September 3, 2010 and September 10, 2010 (as amended on September 13, 2010).

(d)           In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus.  We will provide this information upon written or oral request at no cost to the requester.  the name, address, and telephone number to which the request for this information must be made is:

Augme Technologies, Inc.
43 West 24th Street, 11th Floor
New York, New York 10010
Attn.:  Chief Executive Officer
(800) 825-8135

EXPERTS

MaloneBailey, LLP, an independent registered public accounting firm, audited our financial statements at February 28, 2009 and 2008, as set forth in their report.  We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on the reports of MaloneBailey, LLP, given on their authority as experts in accounting and auditing.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents are hereby incorporated by reference into this Registration Statement:

(a)           The Annual Report on Form 10-K for the fiscal year ended February 28, 2010, filed by the registrant with the Commission on June 1, 2010, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed;

(b)           The Quarterly Reports on Form 10-Q for the quarters ended May 31, 2010, filed by the registrant with the Commission on July 29,2010 and August 31, 2010, filed by the registrant with the Commission on October 13, 2010; and

(c)           The Current Reports on Form 8-K filed by the registrant with the Commission on March 3, 2010, April 1, 2010, April 22, 2010, May 20, 2010, May 27, 2010, June 14, 2010, June 22, 2010 (as amended on June 23, 2010), July 9, 2010, August 18, 2010, September 3, 2010 and September 10, 2010 (as amended on September 13, 2010).

(d)           In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders.  There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50 percent of the shares voted for the election of directors can elect all of the directors.  The board of directors is divided into 3 classes designated as Class I, Class II and Class III.  Each Class is elected for a term of 3 years.  The affirmative vote of 66 2/3% of the voting power is required for adoption, amendment or repeal of Sections 2.2 and 2.3 of our bylaws.  The holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available.  In the event of liquidation, dissolution or winding up of our business, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock.  Holders of our common stock may not take action by written consent.  Any director, or the entire board of directors, may be removed with cause by the affirmative vote of a majority of the then-outstanding voting power and without cause by the affirmative vote of 66 2/3% of the then-outstanding voting power.  The affirmative vote of 66 2/3% of the then-outstanding voting power is also required to alter, amend or repeal Articles Seven and Nine of our Certificate of Incorporation.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

We are subject to the laws of Delaware on corporate matters, including its indemnification provisions.  Section 145 of the General Corporation Law of Delaware (the “GCL”) provides that Delaware corporations are empowered, subject to certain procedures and limitations, to indemnify any person against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding (including a derivative action) in which such person is made a party by reason of his being or having been a director, officer, employee, or agent of the company (each, an “Indemnitee”); provided that the right of an Indemnitee to receive indemnification is subject to the following limitations: (i) an Indemnitee is not entitled to indemnification unless he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful, and (ii) in the case of a derivative action, an Indemnitee is not entitled to indemnification in the event that he is judged to be liable to the company (unless and only to the extent that the court determines that the Indemnitee is fairly and reasonably entitled to indemnification for such expenses as the court deems proper).  The statute provides that indemnification pursuant to our provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders, or disinterested directors, or otherwise.

Pursuant to Article Eight of our Certificate of Incorporation (“Article Eight”), we are authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents (and any other persons to which Delaware law permits us to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the GCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to action for breach of duty to us, our stockholders and others.

Article Eight also states that our directors shall not be personally liable to us or any stockholder for monetary damages for breach of fiduciary duty as a director, except of any matter in respect of which such director shall be liable under Section 174 of the GCL or shall be liable because the director (1) shall have breached his duty of loyalty to us or our stockholders, (2) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or (3) shall have derived an improper personal benefit.  Article Eight further states that the liability of our directors shall be eliminated or limited to the fullext extent permitted by the GCL, as amended.

Under Article Eight and Article 6 of our bylaws, any person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action suit or proceeding, whether civil, cirminal, administrative or investigative, including any appeal therefrom, by reason of the fact that he is or was a director or officer of ours or was serving at our request as a director or officer of another entity or enterprise (including any subsidiary), shall be indemnified and held harmless by us and we are required to advance all expenses incurred by such person in defense of any such proceeding prior to its final determination, to the fullest extent authorized by the GCL.  These rights are not exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

Item 8.  Exhibits.

5.1	Opinion regarding legality
10.1	Stock Option Agreement dated June 8, 2010 issued to Paul R. Arena
10.2	Stock Option Agreement dated June 24, 2010 issued to Anthony Iacavone
10.3	Stock Option Agreement dated June 24, 2010 issued to Amanda Vitta
10.4	Stock Option Agreement dated June 24, 2010 issued to David Apple
10.5	Stock Option Agreement dated June 24, 2010 issued to Damien Carillo
10.6	Stock Option Agreement dated June 24, 2010 issued to Deborah Hughes
10.7	Stock Option Agreement dated June 24, 2010 issued to Deborah Saxer
10.8	Stock Option Agreement dated June 24, 2010 issued to Francesca Romano
10.9	Stock Option Agreement dated June 24, 2010 issued to Holly Patrick
10.10	Stock Option Agreement dated June 24, 2010 issued to Jim Crawford
10.11	Stock Option Agreement dated June 24, 2010 issued to Joshua Paugh
10.12	Stock Option Agreement dated June 24, 2010 issued to Jacob Paugh
10.13	Stock Option Agreement dated June 24, 2010 issued to Katie Kiehl
10.14	Stock Option Agreement dated June 24, 2010 issued to Nathaniel Bradley
10.15	Stock Option Agreement dated June 24, 2010 issued to Sean Bradley
10.16	Stock Option Agreement dated June 24, 2010 issued to Taylor Burton
10.17	Stock Option Agreement dated June 17, 2010 issued to Mark Baker
10.18	Stock Option Agreement dated June 8, 2010 issued to Todd E. Wilson
10.19	Stock Option Agreement dated June 8, 2010 issued to John Devlin, Jr.
10.20	Stock Option Agreement dated June 8, 2010 issued to Shelly Meyers
10.21	Stock Option Agreement dated August 12, 2010 issued to Phillip Rapp
10.22	Stock Option Agreement dated June 24, 2010 issued to David Ide
10.23	Stock Option Agreement dated October 24, 2006 issued to David Ide
10.24	Stock Option Agreement dated June 10, 2010 issued to Jose Cornejo
10.25	Stock Option Agreement dated June 17, 2010 issued to Jim Lawson
23.1	Consent of MaloneBailey, LLP
23.2	Consent of Richardson & Patel LLP (included in Exhibit 5)

Item 9.  Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 21st day of October 2010.

Augme Technologies, Inc.

By: /s/ Paul R. Arena
Paul R. Arena, Chief Executive Officer and Principal Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Dated: October 21, 2010	/s/ Paul R. Arena
Paul R. Arena, Chief Executive Officer,
Principal Financial Officer and Director

Dated: October 21, 2010	/s/ Shelly J. Meyers
Shelly J. Meyers, Director

Dated: October 21, 2010	/s/ John M. Devlin
John M. Devlin, Director

Dated: October 21, 2010	/s/ Jim G. Crawford
Jim G. Crawford, Director

Dated: October 21, 2010	/s/ Todd E. Wilson
Todd E. Wilson, Director